Exhibit 99.1
Hawthorn Bancshares Reports Results for the Fourth Quarter and the
Year Ended December 31, 2022
2022 Highlights
•Net income of $20.8 million, or $3.06 per diluted share

•Net interest margin, fully taxable equivalent ("FTE") of 3.53%

•Return on average assets and equity of 1.16% and 15.94%, respectively

•Loans increased $219.1 million, or 16.8%, compared to 2021 ("prior year")

•Deposits increased $115.3 million, or 7.6%, compared to the prior year

Fourth Quarter 2022 Highlights
•Net income of $4.7 million, or $0.70 per diluted share

•Net interest margin, fully taxable equivalent ("FTE") of 3.43%

•Return on average assets and equity of 1.01% and 15.72%, respectively

•Loans increased $29.3 million, or 2.0%, compared to the linked third quarter 2022 (“linked quarter”)

•Deposits increased $39.3 million, or 2.5%, compared to the linked quarter

Jefferson City, MO — January 30, 2023 — Hawthorn Bancshares, Inc. (NASDAQ: HWBK), (the “Company” or “HWBK”) reported net income of $20.8 million, or $3.06 per diluted share, for the year ended December 31, 2022, compared to $22.5 million, or $3.27 per diluted share, for the prior year.
The Company reported net income of $4.7 million for the fourth quarter 2022, a decrease of $0.2 million compared to the linked quarter 2022 and a decrease of $1.3 million from the fourth quarter 2021 (the "prior year quarter"). Earnings per diluted share (“EPS”) was $0.70 for the fourth quarter 2022 compared to $0.73 and $0.87 for the linked quarter and prior year quarter, respectively. Net income and EPS for the fourth quarter 2022 decreased from the linked quarter primarily due to higher non-interest expense and lower non-interest income, partially offset by lower provision expense.
Chairman David T. Turner commented, “Despite a very challenging economic environment in 2022, which included record-setting inflation, rapidly rising interest rates and a dramatic slowdown in mortgage applications for both new homes sales and refinancing, we were able to achieve and deliver strong financial returns to our shareholders. For the full year 2022, we reported $20.8 million in net income, down $1.8 million, or 7.8%, compared to 2021. But while earnings were down, we had several very positive accomplishments which we believe will drive strong financial performance going forward. Specifically, we achieved loan growth of $219 million, or 16.8%, in 2022 as compared to the previous year; our non-performing loans at the end of 2022 were $18.7 million, or 1.23% of total loans, down $6.8 million compared to $25.5 million, or 1.96% of total loans at the end of 2021. And while growth in our loans outpaced deposits, we were also able to achieve impressive deposit growth of $115.3 million, or 7.6%. The financial results in 2022 are even more impressive when you consider we did not have the same level of financial contribution from PPP fee income as compared to 2021, or the same strength in the secondary mortgage sales market which also existed last year."
Turner continued, "This next year will present some new headwinds, challenges and opportunities for our bank and the overall financial services industry. In 2023, we will continue to be very focused on securing the most cost-effective sources for funding our continued growth in loans, in addition to further building out our mortgage lending team in key markets.
Our team of bankers continues to be focused on delivering value to our customers through our diverse products and services offering. I'm very proud of every banker and all that we have accomplished together.
We remain very optimistic for the future."

Highlights
•Earnings – Net income for 2022 was $20.8 million and EPS was $3.06, compared to net income of $22.5 million and EPS of $3.27 for the prior year.
Net income of $4.7 million for the fourth quarter 2022 decreased $0.2 million, or 4.1%, from the linked quarter, and decreased $1.3 million, or 21.1%, from the prior year quarter. EPS was $0.70 for the fourth quarter 2022 compared to $0.73 for the linked quarter, and $0.87 for the prior year quarter.
•Net interest income and net interest margin – Net interest income for 2022 was $58.8 million and net interest margin was 3.53%, on an FTE basis, compared to net interest income of $58.5 million and net interest margin of 3.62%, on an FTE basis, for the prior year.
Net interest income of $15.0 million for the fourth quarter 2022, decreased $0.1 million from the linked quarter, and decreased $0.1 million from the prior year quarter. Net interest margin, on an FTE basis, was 3.43% for the fourth quarter, a decrease from 3.56% for the linked quarter, and a decrease from 3.67% for the prior year quarter.
•Loans – Loans held for investment increased by $29.3 million, or 2.0%, equal to $1.5 billion as of December 31, 2022 as compared to the end of the linked quarter. Year-over-year, loans held for investment grew $219.1 million, or 16.8%, from $1.3 billion as of December 31, 2021.
•Asset quality – Non-performing loans totaled $18.7 million at December 31, 2022, an increase of $1.4 million from $17.3 million at the end of the linked quarter, and a decrease of $6.8 million from $25.5 million at the end of the prior year quarter. Contributing to the increase in the current quarter as compared to the linked quarter was the movement of a single borrower relationship from accrual to non-accrual status totaling $1.8 million. The reduction in non-performing loans in the current quarter compared to the prior year quarter is primarily due to three large non-accrual loan relationships returning to accrual status. The allowance for loan losses to total loans was 1.02% at December 31, 2022, compared to 1.04% at September 30, 2022 and 1.30% at December 31, 2021.
•Deposits – Total deposits increased by $39.3 million, or 2.5%, equal to $1.6 billion as of December 31, 2022 as compared to the end of the linked quarter. Year-over-year deposits grew $115.3 million, or 7.6%, from $1.5 billion as of December 31, 2021.

•Capital – Total stockholders' equity was $127.4 million and the common equity to assets ratio was 6.62% at December 31, 2022 as compared to 6.25% and 8.13% at the end of the linked quarter and the prior year quarter, respectively. Regulatory capital ratios remain “well-capitalized”, with a tier 1 leverage ratio of 10.76% and a total risk-based capital ratio of 13.85% at December 31, 2022.
The Company's 2019 Repurchase Plan was amended during the second quarter 2021 to authorize the purchase of up to $5.0 million in market value of the Company's common stock. Management was given discretion to determine the number and pricing of the shares to be purchased, as well as the timing of any such purchases. The Company repurchased 108,724 common shares under the plan during 2022 at an average cost of $26.60 per share totaling $2.9 million. As of December 31, 2022, $2.1 million remained available for share repurchases pursuant to the plan.
During the fourth quarter of 2022, the Company's Board of Directors approved a quarterly cash dividend of $0.17 per common share payable January 1, 2023 to shareholders of record at the close of business on December 15, 2022.
Net Interest Income and Net Interest Margin
Net interest income for 2022 was $58.8 million and net interest margin was 3.53%, on an FTE basis, compared to net interest income of $58.5 million and net interest margin of 3.62%, on an FTE basis, for the prior year. Net interest income of $15.0 million for the fourth quarter 2022, decreased $0.1 million from the linked quarter, and decreased $0.1 million from the prior year quarter. Driving the decrease from the linked quarter was significantly higher interest expense for interest bearing deposit accounts and other borrowings which reprice in a rising rate environment, more than offsetting the increase in interest income and fees from loans and other earning assets. While interest income increased $3.4 million in the current quarter compared to the prior year quarter, which was driven by higher interest income from significant loan growth more than offsetting the reduction in PPP fees of $1.4 million, interest expense increased $3.5 million resulting in a $0.1 million decrease in net interest income. Net interest margin, on an FTE basis, was 3.43% for the fourth quarter, compared to 3.56% for the linked quarter, and 3.67% for the prior year quarter.
Loans
Loans held for investment increased by $29.3 million, or 2.0%, to $1.5 billion as of December 31, 2022 as compared to the end of the linked quarter and increased by $219.1 million, or 16.8%, from the end of the prior year quarter. Included within loans held for investment are PPP loans. At December 31, 2022, PPP loans totaled $0.01 million, as compared to $0.6 million and $8.4 million at the end of the linked quarter and prior year quarter, respectively. Excluding PPP loans, loans held for investment at December 31, 2022 increased 2.0% as compared to the end of the linked quarter, and 17.6% as compared to the end of the prior year quarter.
The yield earned on average loans held for investment was 4.81%, on an FTE basis, for the fourth quarter 2022, compared to 4.51% for the linked quarter and 4.64% for the prior year quarter. The increase in yield as of December 31, 2022 compared to the end of the linked quarter is reflective of recent market conditions where most loan types have seen an increase in yield, consistent with the two most recent increases in the prime rate which moved the rate from 6.25% in September to 7.50% in December.

Asset Quality

Non-performing loans totaled $18.7 million at December 31, 2022, an increase of $1.4 million from $17.3 million at the end of the linked quarter, and a decrease of $6.8 million from $25.5 million at the end of the prior year quarter. Non-performing loans to total loans was 1.23% at December 31, 2022, compared to 1.16% and 1.96% at the end of the linked quarter and prior year quarter, respectively.
At December 31, 2022, $0.3 million of the Company’s allowance for loan losses was allocated to impaired loans totaling $20.4 million, compared to $0.3 million of the Company's allowance for loan losses allocated to impaired loans totaling $18.9 million at the end of the linked quarter, and $3.0 million of the Company's allowance for loan losses allocated to impaired loans totaling $27.3 million at the end of the prior year. At December 31, 2022, management determined that $17.7 million, or 86.8%, of total impaired loans required no reserve allocation compared to $15.9 million, or 84.0%, and $16.6 million, or 61.0%, of total impaired loans at the end of the linked quarter and prior year, respectively, primarily due to adequate collateral values.
In the fourth quarter 2022, the Company had net loan charge-offs of $17,000 compared to net loan charge-offs of $148,000 in the linked quarter, and net loan recoveries of $0.4 million in the prior year quarter. The Company recognized a provision expense for credit losses of $0.1 million for the fourth quarter 2022 compared to $0.3 million for the linked quarter and a release of provision of $2.4 million for the prior year quarter.
The allowance for loan losses at December 31, 2022 was $15.6 million, or 1.02% of outstanding loans, and 83.35% of non-performing loans. At September 30, 2022, the allowance for loan losses was $15.5 million, or 1.04% of outstanding loans, and 89.38% of non-performing loans. At December 31, 2021, the allowance for loan losses was $16.9 million, or 1.30% of outstanding loans, and 66.36% of non-performing loans. The allowance for loan losses represents management’s best estimate of probable losses inherent in the loan portfolio and is commensurate with risks in the loan portfolio as of December 31, 2022.
Deposits
Total deposits at December 31, 2022 were $1.6 billion, an increase of $39.3 million, or 2.5%, from September 30, 2022, and an increase of $115.3 million, or 7.6%, from December 31, 2021. Growth in deposits at the end of the fourth quarter of 2022 as compared to the ends of the linked quarter and prior year quarter was primarily due to increases in the combined savings, interest checking and money market account balances. Contributing to the increase at the end of current quarter as compared to the end of the linked quarter is the seasonal increase in certain public funds depositor balances.
Non-interest Income
Total non-interest income for 2022 was $14.0 million, a decrease of $2.8 million, or 16.7%, from 2021. The primary reason for the decline was due to the decrease in the gain on sale of real estate mortgages of $4.5 million.
Total non-interest income for the fourth quarter ended December 31, 2022 was $3.1 million, a decrease of $0.4 million, or 10.5%, from the linked quarter, and a decrease of $0.7 million, or 17.4%, from the prior year quarter. The decline in the current quarter compared to the prior year quarter is primarily due to the decrease in the gain on sale of real estate mortgages of $0.9 million, or 73.6%.
Non-interest Expense
Non-interest expense for 2022 was $48.5 million, a decrease of $0.4 million, or 0.9%, from 2021. Non-interest expense for the fourth quarter 2022 was $12.6 million, an increase of $0.4 million, or 3.1%, from the linked quarter, and a decrease of $1.0 million, or 7.4%, from the prior year quarter. Contributing to the decrease from the prior year quarter was lower legal fees resulting from a full-and-final financial settlement in 2021 in the amount of $1.5 million.
The fourth quarter efficiency ratio was 69.5% compared to 65.7% and 71.9% for the linked quarter and prior year quarter, respectively.
Capital
The Company maintains its “well capitalized” regulatory capital position. At the end of the fourth quarter 2022, capital ratios were as follows: total risk-based capital to risk-weighted assets 13.85%, tier 1 capital to risk-weighted assets 12.52%, tier 1 leverage 10.76% and common equity to assets 6.62%.
[Tables follow]

FINANCIAL SUMMARY
(unaudited)
$000, except per share data

	Three Months Ended
	December 31,	September 30,	December 31,
Statement of income information:	2022	2022	2021
Total interest income	$19,785	$17,893	$16,378
Total interest expense	4,795	2,826	1,275
Net interest income	14,990	15,067	15,103
Provision for loan losses	100	300	(2,400)
Non-interest income	3,119	3,485	3,777
Investment securities (losses) gains, net	(2)	1	9
Non-interest expense	12,576	12,195	13,576
Pre-tax income	5,431	6,058	7,713
Income taxes	705	1,131	1,723
Net income	$4,726	$4,927	$5,990
Earnings per share:
Basic:	$0.70	$0.73	$0.87
Diluted:	$0.70	$0.73	$0.87

	For the Years Ended
	December 31,
Statement of income information:	2022	2021
Total interest income	$69,256	$64,454
Total interest expense	10,493	5,909
Net interest income	58,763	58,545
(Release of) provision for loan losses	(900)	(1,700)
Non-interest income	13,978	16,786
Investment securities (losses) gains, net	(14)	149
Non-interest expense	48,538	48,966
Pre-tax income	25,089	28,214
Income taxes	4,338	5,697
Net income	$20,751	$22,517
Earnings per share:
Basic:	$3.06	$3.27
Diluted:	$3.06	$3.27

FINANCIAL SUMMARY (continued)
(unaudited)
$000, except per share data

	December 31,	September 30,	December 31,
	2022	2022	2021
Key financial ratios:
Return on average assets (YTD)	1.16%	1.21%	1.30%
Return on average common equity (YTD)	15.94%	16.00%	16.46%
Return on average assets (QTR)	1.01%	1.08%	1.35%
Return on average common equity (QTR)	15.72%	15.30%	16.70%

Asset Quality Ratios
Allowance for loan losses to total loans	1.02%	1.04%	1.30%
Non-performing loans to total loans (a)	1.23%	1.16%	1.96%
Non-performing assets to loans (a)	1.81%	1.78%	2.76%
Non-performing assets to assets (a)	1.43%	1.44%	1.97%
Performing TDRs to loans	0.11%	0.11%	0.14%
Allowance for loan losses to
non-performing loans (a)	83.35%	89.38%	66.36%

Capital Ratios
Average stockholders' equity to average total assets (YTD)	7.27%	7.55%	7.89%
Period-end stockholders' equity to period-end assets (YTD)	6.62%	6.25%	8.13%
Total risk-based capital ratio	13.85%	13.84%	14.79%
Tier 1 risk-based capital ratio	12.52%	12.25%	13.59%
Common equity Tier 1 capital	9.89%	9.82%	10.22%
Tier 1 leverage ratio	10.76%	10.60%	11.01%
(a)Non-performing loans include loans 90 days past due and accruing and non-accrual loans.

FINANCIAL SUMMARY (continued)
(unaudited)
$000, except per share data

	December 31,	September 30,	December 31
Balance sheet information:	2022	2022	2021
Total assets	$1,923,540	$1,847,598	$1,831,550
Loans held for investment	1,521,252	1,491,997	1,302,133
Allowance for loan losses	(15,588)	(15,505)	(16,903)
Loans held for sale	591	913	2,249
Investment securities	257,100	250,516	316,278
Deposits	1,632,079	1,592,798	1,516,820
Total stockholders’ equity	$127,411	$115,405	$148,956

Book value per share	$18.76	$16.97	$21.66
Market price per share	$21.77	$21.86	$24.94
Net interest spread (FTE) (YTD)	3.26%	3.36%	3.45%
Net interest margin (FTE) (YTD)	3.53%	3.57%	3.62%
Net interest spread (FTE) (QTR)	3.00%	3.28%	3.52%
Net interest margin (FTE) (QTR)	3.43%	3.56%	3.67%
Efficiency ratio (YTD)	66.73%	65.83%	65.00%
Efficiency ratio (QTR)	69.46%	65.73%	71.91%
About Hawthorn Bancshares
Hawthorn Bancshares, Inc., a financial-bank holding company headquartered in Jefferson City, Missouri, is the parent company of Hawthorn Bank of Jefferson City with locations in the Missouri communities of Lee's Summit, Liberty, St. Louis, Springfield, Independence, Columbia, Clinton, Osceola, Warsaw, Belton, Drexel, Harrisonville, California and St. Robert.
Contact:
Hawthorn Bancshares, Inc.
Stephen E. Guthrie
Chief Financial Officer
TEL: 573.761.6100
Fax: 573.761.6272
www.HawthornBancshares.com
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company's Annual Report on Form 10-K is filed. Statements made in this press release that suggest Hawthorn Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the Company's quarterly and annual reports filed with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this communication, and the Company disclaims any obligation to update any forward-looking statement or to publicly announce the results of any revisions to any of the forward-looking statements included herein, except as required by law.